                               INDEMNITY AGREEMENT


     THIS AGREEMENT is made and entered into this ________ day of ______________ (the "Agreement"), by and between Sun Healthcare Group, Inc., a Delaware corporation ("Company"), and ______________________ ("Indemnitee").

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

     WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

     WHEREAS, neither Indemnitee nor the Company regards statutory indemnification protection as adequate; and

     WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     WHEREAS, Indemnitee presently serves the Company as a Director; and

     WHEREAS, Indemnitee is willing to continue to serve as a Director and to consider taking on additional service for or on behalf of the Company on the condition that he be so indemnified on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. INDEMNIFICATION - GENERAL. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as in effect from time to time. The rights of Indemnitee provided under the proceeding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

     Section 2.   PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE
COMPANY.   Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of an Indemnification Event (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against all Expenses, judgements, penalties, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not unreasonably be withheld) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue, or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 3. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of an Indemnification Event, he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this
Section 3, Indemnitee shall be indemnified against all Expenses and, to the fullest extent permitted by Delaware law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not unreasonably be withheld), in each case to the extent actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; PROVIDED, HOWEVER, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company and its stockholders in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity, and then only to the extent that the court shall determine.

     Section 4. CONTRIBUTION. If, when Indemnitee has met the applicable standard of conduct, the indemnification provisions set forth in Section 2 or 3, as the case may be, should, under applicable law, be to any extent unenforceable, then the Company agrees that it shall be treated as though it is or was a party to the threatened, pending or completed Proceeding in which Indemnitee is or was involved and that the Company shall contribute to the amounts paid or payable by Indemnitee as a result of such Expenses, judgments in third-party proceedings, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Indemnitee on the other or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, as well as any other relevant equitable considerations.

     For purposes of this Section 4, the relative benefit to the Company shall be deemed to be the benefits accruing to it and to all its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one entity, and the relative benefit to Indemnitee shall be deemed to be an amount not greater than Indemnitee's yearly base salary or director's compensation from the Company during the first year in which the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated suit, action or proceeding was alleged to have occurred plus the amount, if any, of monetary benefit and other consideration received by Indemnity in the transaction(s) that gave rise to such suit, action or proceeding. The relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one entity, and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated Proceeding, and Indemnitee's relative fault in light of such factors on the other hand.

     Section 5.   INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL.
(a) Notwithstanding any other provision of this agreement, to the extent that Indemnitee is, by reason of an Indemnification Event, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue, or matter.

     (b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the claims, damages, judgments, fines or amounts paid in settlement by Indemnitee in connection with an Indemnification Event specified in Section 2 or 3, as the case may be, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. The party or parties making the determination shall determine the portion (if less than all) of such claims, damages, judgments, fines or amounts paid in settlement for which Indemnitee is entitled to indemnification under this Agreement.

     (c) For purposes of this Section and without limitation, the termination of any claim, issue, or matter in such a Proceeding by abandonment, withdrawal, running of limitations, or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

     Section 6.   INDEMNIFICATION FOR EXPENSES OF A WITNESS.   Notwithstanding
any other provision of this Agreement, to the extent that Indemnitee is, by reason of an Indemnification Event, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7.   ADVANCEMENT OF EXPENSES.   The Company shall advance all
reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to, during, or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking (which shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment, and without the pledging of any security by Indemnitee) by or on behalf of Indemnitee to repay any Expenses advanced if, as and when it shall ultimately be determined that

Indemnitee is not entitled to be indemnified against such Expenses, or in the case of advancement of Expenses in connection with a Proceeding in which Indemnitee seeks recovery upon any of the insurance policies described in
Section 12(b) below, if, as and to the extent that Indemnitee is unsuccessful, on the merits or otherwise, therein. If indemnitee seeks advancement of Expenses in connection with any of the types of threatened, pending, or completed Proceedings covered by the provisions of this Agreement, Indemnitee, in order to obtain such advances, must submit a written request for Indemnification pursuant to Section 8(a) below in addition to a statement or statements requesting such advances or advances. Notwithstanding any other provision of this Agreement, if Indemnitee requests an adjudication or an award in arbitration pursuant to the provisions of
Section 11(a) below in order to establish his entitlement to indemnification or advancement of Expenses, any determination made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification or to receive advancement of Expenses shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense advance unless and until a final judicial determination or award in arbitration is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed.

     Section 8.   PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.
(a) To obtain indemnification under Section 2 and 3 of this Agreement, Indemnitee shall submit to the Company (Attn.: General Counsel) a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

     (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made as soon as possible: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided below in clause (ii)); or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined),
(B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (C) by the stockholders of the Company and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons, or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such persons, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any cost or expenses (including attorney fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; PROVIDED, HOWEVER, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 18(f) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), including, without limitation, those of Indemnitee, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(e) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     Section 9.   COSTS.  All the costs of making the determination require by
Section 8 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by Indemnitee to obtain court-ordered indemnification pursuant to Section 11, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or investigation or proceedings challenging payments to Indemnitee under this Agreement.

     Section 10. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons, or entity of any determination contrary to that presumption.

     (b) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of NOLO-CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (c) Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

     (d) For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was based on (i) the records or books of account of the Company or another enterprise, including financial statements,
(ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise in the course of their duties, (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 10 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent. The provisions of this Section 10(d) shall not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 2 or 3, as the case may be.

     Section 11.   REMEDIES OF INDEMNITEE.   (a)   In the event that:  (i) a
determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to
Section 8(b) of this Agreement within 60 days after receipt by the Company of the written request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to request an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement or Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); PROVIDED, HOWEVER, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

     (b)  In the event that a determination shall have been made pursuant to
Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11.


     (d) The Company shall be precluded from asserting any judicial proceeding or arbitration commenced pursuant to the provisions of Section 11(a) that procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     (e) It is the intent of the Company that Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny or to recover from, Indemnitee the benefits intended to be provided to Indemnitee hereunder, the Company irrevocably authorized Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, but subject to Indemnitee having acted in good faith, the Company shall pay and be solely responsible for any and all expenses (of the type described in Section 18(e) of this Agreement) incurred by Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision thereof or (ii) as a result of the Company's or any person's contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

     Section 12.   NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.
(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that to the extent Indemnitee otherwise would have any greater right to indemnification and/or advancement of expenses under any provision of the Certificate of Incorporation or the Bylaws of the Company, Indemnitee shall be deemed to have such greater right pursuant to this Agreement; and, provided, further, that to the extent that any change is made to the Delaware law (whether by legislative action or judicial decision), the Certificate of Incorporation and/or the Bylaws that permits any greater right to indemnification and/or advancement of expenses than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right pursuant to this Agreement. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in connection with an Indemnifiable Event prior to such amendment, alteration, or repeal.

     (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Company has director's and officer's liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The Company shall have no obligation to obtain or maintain such insurance.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

     Section 13.   SUCCESS ON MERITS OR OTHERWISE.   Notwithstanding any other
provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding described in Sections 2 or 3 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 13, the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 180 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise of payment or payment made to induce a settlement or (iii) the settlement of any action, suit or proceeding under Section 2 or 3, as the case may be, pursuant to which Indemnitee pays less than $25,000.

     Section 14.   DURATION OF AGREEMENT.   This Agreement shall continue until
and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted any rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall survive the death, disability or incapacity of the Indemnitee or the termination of the Indemnitee's service as a director or officer of the Company and shall inure to the benefit of Indemnitee and his heirs, executors, and administrators.

     Section 15.   SEVERABILITY.   If any provision or provisions of this
Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 16.   IDENTICAL COUNTERPARTS.   This Agreement may be executed in
one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 17.  HEADINGS.   The headings of the paragraphs of this Agreement
are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 18.  DEFINITION.   For purposes of this Agreement:

     (a) "Change of Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation, or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 18, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     (b) "Indemnification Event" means any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, and also means anything done or not done by Indemnitee in or related to any such capacity.

     (c) "Disinterested Director" means a director of the Company who is not and was not a party, or threatened to be made a party, to the Proceeding in respect of which indemnification is sought by Indemnitee.

     (d) "Effective Date" means the date this Agreement is mutually accepted by the parties.

     (e) "Expenses" shall include all reasonable attorney fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, together with any and all applicable sales, gross receipts, and similar taxes thereon.

     (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the immediately proceeding five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person, who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     (g) "Proceeding" includes any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative, whether instituted by the Company or any other party, except one (i) initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement, or (ii) initiated by Indemnitee prior to a Change in Control, unless authorized in advance by the Board of Directors of the Company. For purposes of Sections 5 and 7 of this Agreement, the term "Proceeding" shall be deemed to include, without limitation, an action in which Indemnitee seeks recovery upon any of the insurance policies described in Section 12(b) above.

     Section 19.   MODIFICATION AND WAIVER.   No supplement, modification, or
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 20.   NOTICE BY INDEMNITEE.   Indemnitee agrees to notify the
Company in writing within a reasonable time after being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

     Section 21.   NOTICES.   All notices, requests, demands, and other
communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (a)  If to Indemnitee, to:

               (name)
               (address)


          (b)  If to the Company, to:

               Sun Healthcare Group, Inc.
               Attn.:  General Counsel
               101 Sun Lane  N.E.
               Albuquerque, NM  87109

or to such other address as may have been furnished for such purpose and in the manner provided in this Section 21 to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     Section 22.  GOVERNING LAW/CONSENT TO JURISDICTION.   The parties agree
that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Delaware for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement.

     Section 23. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     Section 24.   LIMITATIONS TO RIGHTS OF INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES.   Except as otherwise provided in Sections 9 and 11 of this Agreement,
Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement:

          (a) with respect to any action, suit or proceeding initiated, brought or made by Indemnitee (i) against the Company, unless a Change in Control (as defined in Section 18 (a) of this Agreement) shall have occurred, or
     (ii) against any person other than the Company, unless approved in advance by the Board of Directors of the Company;

          (b) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company;

          (c) for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor statute; and

          (d) if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.

     Section 25.    SELECTION OF COUNSEL.   If a change in control shall not
have occurred, in the event the Company shall be obligated under Sections 2 or 3 hereof to pay the expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided, that, (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and shall have notified the Company in writing thereof, (C) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and other indemnitee of the Company being represented by counsel retained by the Company in the same proceeding and shall have notified the Company in writing thereof or
(D) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     Section 26.   MISCELLANEOUS.   Use of the masculine pronoun shall be deemed
to include usage of the feminine pronoun where appropriate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                         SUN HEALTHCARE GROUP, INC.
                         a Delaware corporation


                         By:
                            -------------------------------------
                              Andrew L. Turner, President

                         INDEMNITEE


                         -------------------------------------
                         (Name)
                         (Title)